Exhibit 10.1

AMENDMENT TO THE

LULU’S FASHION LOUNGE HOLDINGS, INC.

OMNIBUS EQUITY PLAN

WHEREAS, Lulu’s Fashion Lounge Holdings, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Lulu’s Fashion Lounge Holdings, Inc. Omnibus Incentive Plan (the “Plan”); and

WHEREAS, Section 11.4 of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 11.4 of the Plan, the following amendment to the Plan is hereby adopted:

1.The definition of “Overall Share Limit” in Section 2.30 of the Plan shall be amended and restated to read as follows:

“Overall Share Limit” means the sum of (i) 5,719,000 Shares; (ii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V; and (iii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) 4% of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Committee.

2.Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 13th day of June 2023, on behalf of the Company.

LULU’S FASHION LOUNGE HOLDINGS, INC. By: /s/ Crystal Landsem Name: Crystal Landsem Title: Chief Executive Officer